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EXHIBIT 10.7

FORM OF PROMISSORY NOTE

$[AMOUNT]	Palo Alto, California [DATE]

    For value received, the undersigned promises to pay to PayPal, Inc., a Delaware corporation (the "Company"), at its principal office the principal sum of $[AMOUNT] with interest from the date hereof at a rate of 5.02% per annum, compounded annually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on [DATE].

    If the undersigned's employment or consulting relationship with the Company is terminated prior to payment in full of this Note, this Note shall be immediately due and payable.

    Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT PREMIUM OR PENALTY.

    Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The undersigned and any endorsers have severally waived presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

    This note, which is non-recourse, is secured by a pledge of certain shares of Common Stock and is subject to the terms of a Loan, Pledge and Option Agreement between the undersigned and the Company of even date herewith.

[NAME]

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FORM OF PROMISSORY NOTE